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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12 (b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934





                    RUSSIAN WIRELESS TELEPHONE COMPANY, INC.
               (Exact name of Registrant as specified in charter)

            Delaware                                             13-3769217
(State of incorporation or organization)                   (IRS Employer ID No.)

780 Third Avenue, Suite 1600, New York, New York  10017
(Address of principal executive offices)




If this form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. [ ]

If this form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. [ ]


Securities to be registered pursuant
to Section 12(b) of the Act:       None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $.01 per share
                                (Title of Class)

Five Year Redeemable Common Stock Purchase Warrants
                                (Title of Class)
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Item 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

            Incorporated herein by reference to the Registrant's Registration Statement on Form SB-2, Registration Statement No. 333-24177 under the sections entitled "Description of Securities - Common Stock" and "Description of Securities - Redeemable Warrants."



Item 2.     EXHIBITS.

            COPIES OF ALL CONSTITUENT INSTRUMENTS DEFINING THE RIGHTS OF THE HOLDERS OF EACH CLASS OF SECURITIES, INCLUDING ANY CONTRACTS OR OTHER DOCUMENTS WHICH LIMIT OR QUALIFY THE RIGHTS OF SUCH HOLDERS.

            Incorporated herein by reference to the Registrant's Registration Statement on Form SB-2, Registration Statement No. 333-24177 under Part II,
Item 27, Exhibits 3.1 and 3.2.
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                                    SIGNATURE



            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned thereto duly authorized.

                                             RUSSIAN WIRELESS TELEPHONE
                                              COMPANY, INC.



                                             By: /s/ Ronald  G. Nathan
                                                 ----------------------------
                                                 Ronald  G. Nathan, President


July 3, 1997